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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material under Rule 14a-12

                             METAL MANAGEMENT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A
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SEC 1913 (02-02)

                             METAL MANAGEMENT, INC.
                           500 NORTH DEARBORN STREET,
                                   SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700

                            ------------------------

               NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT
                        MEETING DATE: SEPTEMBER 21, 2004

                            ------------------------

Dear Stockholder:

     You are cordially invited to attend Metal Management's 2004 Annual Meeting of Stockholders. We will meet at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York, at 10:00 a.m., Eastern Time.

     You will find information regarding the matters to be voted on in the attached Notice of Meeting and Proxy Statement. A copy of our Annual Report on Form 10-K for the year ended March 31, 2004 is also enclosed.

     Your vote is important. I urge you to vote your shares by proxy, even if you plan to attend the meeting. This will insure that your shares are voted. Please fill out, sign and return your proxy card promptly.

     On behalf of your Board of Directors, thank you for your continued support.

Sincerely,

(/s/ Daniel W. Dienst)

Daniel W. Dienst
Chairman of the Board and Chief Executive Officer

Chicago, Illinois
July 28, 2004

                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                                 (312) 645-0700

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

Date:    Tuesday, September 21, 2004

Time:    10:00 a.m., Eastern Time

Place: King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York

     At our Annual Meeting of Stockholders we will ask you:

     1. To elect five directors of the Company to serve until the 2005 Annual Meeting of Stockholders;

     2. To approve the material terms of the performance goals under the Company's annual RONA Incentive Compensation Plan;

     3. To ratify the appointment of PricewaterhouseCoopers LLP
        ("PricewaterhouseCoopers") as the Company's independent accountants for the fiscal year ending March 31, 2005; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     If you were a stockholder of record at the close of business on July 23, 2004, you may vote at our Annual Meeting or any adjournment of the meeting. A list of our stockholders will be maintained and open for examination by any stockholder, for any purpose germane to the Annual Meeting, during regular business hours at the above address of the Company for ten days prior to the meeting.

     Please promptly complete, sign, date and return the enclosed proxy card. You may revoke your proxy at any time before it is voted at the meeting.

                                          On Behalf of the Board of Directors,

                                          /s/ Robert C. Larry
                                          Robert C. Larry
                                          Secretary
Chicago, Illinois
July 28, 2004

                             METAL MANAGEMENT, INC.
                      500 NORTH DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of Metal Management, Inc. (the "Company"), is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, September 21, 2004, beginning at 10:00 a.m., Eastern Time, at the offices of King & Spalding LLP, 1185 Avenue of the Americas, 34th Floor, New York, New York, and any adjournments of the meeting. This proxy statement, the accompanying proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004 ("fiscal 2004"), are being mailed to stockholders on or about August 2, 2004. The proxy statement and Annual Report are also available on the Company's website at www.mtlm.com.

                   PROXY SOLICITATION AND VOTING INFORMATION

WHO IS ENTITLED TO VOTE?

     Stockholders of record at the close of business on July 23, 2004, (the "Record Date"), may vote at the meeting. Each share of the Company's common stock is entitled to one vote on each voting matter.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

     A majority of the outstanding shares of the Company's common stock, represented in person or by proxy, will constitute a quorum for transacting business. On the Record Date, outstanding shares were 23,488,690.

HOW DO I VOTE?

     The enclosed proxy is solicited by our Board of Directors. To vote, please complete, sign and date each proxy card you receive and return it in the prepaid envelope. Proxies will be voted if properly signed, received prior to the close of voting at the meeting and not revoked. Where you specify a choice with respect to any matter, your shares will be voted as you specify. If a properly executed proxy card is returned in a timely manner and no space is marked, it will be voted (1) for all nominees for director, (2) for the approval of the material terms of the performance goals under the Company's annual RONA Incentive Compensation Plan, (3) for ratification of the appointment of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending on March 31, 2005 ("fiscal 2005") and (4) in accordance with the best judgment of the proxy holders, in the interest of the Company, on any other matters properly brought before the meeting.

HOW CAN I REVOKE MY PROXY?

     After you return a proxy, you may revoke it at any time before its use. To revoke it, you may (1) deliver a written notice of revocation to our corporate secretary, (2) submit a properly executed, subsequently-dated proxy or (3) vote in person at the meeting.

WHO WILL COUNT THE VOTE?

     Representatives of LaSalle Bank National Association ("LaSalle") will count the vote, and LaSalle will serve as Inspector of Election.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER?

     The nominees receiving the highest number of votes will be elected directors. Approval of the material terms of the performance goals under our annual RONA Incentive Compensation Plan and the ratification of the appointment of PricewaterhouseCoopers as the Company's independent public accountants for fiscal 2005 will require a majority of the votes cast by stockholders on the proposal. Abstentions are counted for purposes of determining a quorum. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (sometimes referred to as "broker non-votes"), those shares will not be counted for purposes of determining the presence of a quorum. Abstentions, broker non-votes or failure to vote are disregarded in tabulating voting results. Stockholders may not cumulate their votes.

WHO PAYS FOR THE COSTS OF SOLICITING PROXIES?

     The Company will be responsible for all costs of soliciting proxies, including charges made by brokers and others holding common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone, all without extra compensation.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's amended and restated bylaws provide that the Board of Directors of the Company shall establish the number of directors who serve on our Board from time to time. The current number of directors has been established at five (5). The Board of Directors has resolved that the number of directors to be elected at the 2004 Annual Meeting is five. Each director of the Company holds office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any of the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

     The names of the nominees, their ages as of June 30, 2004, and certain other information about them are set forth below:

NAME                                        AGE   POSITION
----                                        ---   --------
Daniel W. Dienst..........................  38    Chairman of the Board and Chief Executive
                                                  Officer
John T. DiLacqua*(1)(2)...................  52    Director
Robert Lewon*(1)(2).......................  61    Director
Kevin P. McGuinness*(2)...................  82    Director
Gerald E. Morris*(1)(2)...................  72    Director

---------------

 * indicates an independent director as such term is defined in Rule 4200(a)(14) of the NASD's listing standards

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     Daniel W. Dienst joined the Company's Board of Directors on June 29, 2001. Mr. Dienst has served as the Company's Chairman of the Board since April 2003 and as the Company's Chief Executive Officer since January 2004. From May 2000 to January 2004, Mr. Dienst served as Managing Director of the Corporate and Leveraged Finance Group of CIBC World Markets Corp. ("CIBC World Markets"), a diversified global financial services firm. From January 1999 through April 2000, Mr. Dienst held various positions within CIBC World Markets, including Executive Director of the High Yield/Financial Restructuring Group. From October 1995 to March 1998, Mr. Dienst served in various capacities with Jefferies & Company, Inc., most recently as its Vice President, Corporate Finance/Restructurings. Mr. Dienst is a graduate of Washington University and received a J.D. from The Brooklyn Law School. Mr. Dienst is also the non-executive Chairman of the Board of Metals USA, Inc. (NASDAQ: MUSA).

     John T. DiLacqua joined the Company's Board of Directors on June 29, 2001. Mr. DiLacqua has served as Executive Chairman of Envirosource, Inc. ("Envirosource") since May 2004 and had served as President and Chief Executive Officer of Envirosource from January 1999 to May 2004. Envirosource is a supplier of metal recovery, material handling and other outsourced services to the steel industry. From October 1997 to December 1998, Mr. DiLacqua served as President of the U.S. Ferrous Operations of Philip Metals, Inc., which included, among other companies, the former Luria Brothers Division of Connell Limited Partnership ("Luria Brothers"). Prior to that, he served as the President of Luria Brothers from May 1994 to October 1997, and, from December 1990 to May 1994, he served as its Vice President of Finance and Administration. Mr. DiLacqua is a graduate of Temple University and received an M.B.A. from Carnegie Mellon University. He is a certified public accountant. Mr. DiLacqua is also a director of Metals USA, Inc.

     Robert Lewon joined the Company's Board of Directors on March 25, 2004. Mr. Lewon has over 40 years of experience in the scrap metal industry and has served as an executive of scrap companies, including

President of Simsmetal USA Corp. Additionally, Mr. Lewon has served as a consultant to scrap metal companies since his retirement from SimsMetal in 1993.

     Kevin P. McGuinness joined the Company's Board of Directors on June 29, 2001. Mr. McGuinness has extensive experience in both the scrap metal recycling and shipping industries, having spent over 50 years in various executive and managerial capacities with SimsMetal, Ltd., and its predecessor companies ("SimsMetal"), including as its Managing Director from 1962 until 1976. SimsMetal is the largest scrap metal processor in Australia, with extensive scrap metal and shipping operations throughout the Far East. Since his retirement from SimsMetal in 1986, Mr. McGuinness has acted as a consultant to many companies in the metals and shipping industries, including China Mineral Import and Export Co. (1991-1995), Hiuka America Corp. (1995-1996), Oxnard Metal Corp. (1996-Present) and Shui Wing Steel Co., Hong Kong (1991-Present). Mr. McGuinness is the former President of the Australia-China Economic Co-operation Committee.

     Gerald E. Morris joined the Company's Board of Directors on January 16, 2004. Mr. Morris currently serves as President and Chief Executive Officer of Intalite International N.V., a diversified holding company with investments primarily in the metals fabrication industry. Mr. Morris also serves as a director and as chairman of the audit committee of Beacon Trust Company and as a director and chairman of the audit committee of Metals USA, Inc. Mr. Morris is a certified public accountant. Mr. Morris previously served as chairman of the board of directors of Allmet Building Products. Mr. Morris has previously served as a director of Rexel, Inc. and Tivoli Industries, Inc., and as trustee of the Blanchard Group of Funds.

BOARD MEETINGS AND COMMITTEES

     During fiscal 2004, the Board of Directors of the Company held a total of 11 meetings and acted by unanimous written consent on 6 other occasions. It is the policy of the Board of Directors that its members are encouraged to attend the annual meeting of stockholders. All of the directors attended the 2003 annual meeting. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of committees on which such director served, in each case held during the period served by such director, during fiscal 2004. The Board of Directors has an Audit Committee, a Compensation Committee and two Special Committees. The Board of Directors does not have a nominating committee or any committee performing similar functions; however, the Board of Directors has adopted the procedure described below with respect to the consideration and nominations of candidates to serve on the Board of Directors.

     The Audit Committee currently consists of Messrs. DiLacqua (Chair), Lewon and Morris, three of the Company's "independent" directors (as such term is defined in Rule 4200(a)(15) of the NASD's listing standards). It met five times during fiscal 2004. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website at www.mtlm.com and is attached hereto as Exhibit A. The Company's Board of Directors has determined that two members of the Audit Committee, John T. DiLacqua and Gerald E. Morris, are audit committee financial experts in compliance with criteria established by the Securities and Exchange Commission. The Audit Committee's duties include, among other responsibilities:

     - Appointing the Company's independent auditors;

     - Meeting periodically with members of internal audit and independent accountants on matters such as the scope of audits and reports;

     - Reviewing the quarterly and annual financial statements and public filings and press releases thereto;

     - Reviewing significant accounting policies and procedures; and

     - Reviewing the performance of overall accounting and financial controls of the Company.

     The Compensation Committee currently consists of Messrs. Morris (Chair), DiLacqua, Lewon and McGuinness, the Company's four "independent" directors. It met three times during fiscal 2004. Its duties include:

     - Recommending compensation and benefit programs for the Company to the Board of Directors;

     - Setting executive compensation levels and reviewing the performance of the officers of the Company;

     - Administering the Company's stock compensation plans; and

     - Reporting to the stockholders about executive compensation.

     On February 10, 2003, the Board of Directors appointed a Special Committee of directors after the Company was served, on January 27, 2003, with a federal grand jury subpoena issued by the U.S. Department of Justice relating to its investigation of scrap metal purchasing in the Illinois, Indiana, Michigan and Ohio markets (the "DOJ Investigation"). The Company is fully cooperating with the subpoena and the grand jury investigation. The Special Committee (Antitrust) is authorized and empowered to receive reports on, and review the sufficiency of, the on-going internal investigation of the activities of the Company and its officers, employees and agents, which are believed to be the subject matter of the DOJ Investigation. Currently, the sole member of the Special Committee (Antitrust) is Mr. DiLacqua, one of the Company's "independent" directors. Mr. Dienst resigned as a member and chair of the Special Committee (Antitrust) effective upon his appointment as Chief Executive Officer in January 2004. The Special Committee (Antitrust) met eight times during fiscal 2004.

     On May 25, 2004, the Board of Directors appointed a Special Committee of directors to investigate, consider and act with respect to the Company's voluntary disclosure to the U.S. Department of Justice of all matters relating to or arising from certain cash payments to industrial account suppliers of scrap metals made by certain subsidiaries of the Company. The members of the Special Committee (Industrial Accounts) are Messrs. Lewon (Chair), DiLacqua, McGuinness and Morris, the Company's four "independent" directors.

DIRECTOR NOMINATIONS

     As noted above, the Company does not have a nominating committee. On March 4, 2004, however, the Board of Directors adopted a set of procedures to be followed by the independent directors in connection with nominations to the Board of Directors (the "Nominations Process"). A copy of the Nominations Process can be found on the Company's website at www.mtlm.com. The Board of Directors believes that because the nominating process involves consideration of candidates by the independent directors based on guidelines set forth in the Nominations Process, there is no need for the establishment of a separate nominating committee, particularly given the relatively small size of the Board of Directors.

     Under the Nominations Process, the independent members of the Board of Directors will review any candidates recommended by stockholders of the Company. Candidates for director received from stockholders will be given the same consideration as those identified or recommended by other sources. The procedures for suggesting a potential nominee for director are described under the caption "Stockholder Proposals" in this proxy statement. There have been no material changes to the procedures by which stockholders may recommend nominees to the Company's Board of Directors. No candidates have been put forth by stockholders of the Company for fiscal 2005.

     The Nominations Process requires director nominees to have the highest personal and professional integrity, to have demonstrated exceptional ability and judgment and, together with other nominees, to effectively serve stockholders' long-term interests and contribute to the Company's overall corporate goals. In addition, although no formal minimum standards are specified under the Nominations Process, the independent directors are required to consider issues of character, judgment, diversity, expertise, corporate experience, ability to serve, and other relevant factors.

     The independent directors do not have a formalized process for identifying and evaluating nominees for director. Members of the Board of Directors generally stand for reelection on an annual basis. From time to time, one or more directors may identify an individual known to such director to possess some or all of the qualifications discussed above. Any director seeking to nominate such individual for appointment or election to the Board of Directors would then describe the background and qualifications of such individual to the independent directors at a duly convened meeting thereof. The independent directors would then vote to either recommend or not recommend to the entire Board of Directors the appointment of such person to the Board or the nomination of such individual for election as director by the stockholders.

     Under the Nominations Process, the independent directors have, among other things, the responsibility to select (with respect to satisfaction of applicable independence requirements) and recommend to the Board membership on various Board committees (including chair) and nominees to fill vacancies as they arise.

     The Company does not pay an annual fee to any third party to identify or evaluate or assist the Company in identifying or evaluating potential nominees for director. However, the independent directors have the resources and authority to retain such a third party if they so elect.

     Each nominee for director is standing for reelection, other than Mr. Morris, who was appointed director by resolution of the Board of Directors on January 16, 2004, and Mr. Lewon, who was appointed director by resolution of the Board of Directors on March 25, 2004.

DIRECTOR COMPENSATION

     Mr. Dienst, who was elected as Chief Executive Officer on January 16, 2004, is the only director who is also an employee of the Company. Effective as of January 16, 2004, Mr. Dienst has not received and will not receive any additional compensation for serving on the Board of Directors.

     Annual Retainer Fees. The annual retainer fee for fiscal 2004 for each non-employee director other than Mr. Dienst was $35,000. Mr. Dienst received an annual retainer fee, in his capacity as non-executive Chairman of the Board, of $157,500 for fiscal 2004. The annual retainer fee for fiscal 2004 for each of the chairs of the Audit Committee and the Compensation Committee was $7,500. Each of the other members of the Audit Committee and the Compensation Committee was paid an annual retainer fee of $3,500. Mr. Dienst, in his capacity as the chairman of the Special Committee (Antitrust), was paid an annual retainer fee of $7,500 in fiscal 2004 and the other member of the Special Committee (Antitrust) was paid an annual retainer fee of $3,500. The annual retainer fee for each of the members of the Special Committee (Industrial Accounts) is $10,000. The annual retainer fees described above are payable on a quarterly basis in advance.

     Meeting Fees. In fiscal 2004, each non-employee director other than Mr. Dienst was paid a fee of between $1,500 and $2,500 for each board meeting attended in person and $1,000 for each board meeting attended by teleconference. In fiscal 2004, Mr. Dienst received, in his capacity as non-executive Chairman of the Board, $3,750 for each board meeting attended and chaired in person and $1,000 for each board meeting attended by teleconference. Each non-employee director was paid a fee of between $500 to $1,200, as determined by the chair of the committee, for each Audit Committee and Compensation Committee meeting attended (other than board or committee meetings held on the same day for which only one fee is paid). Each member of the Special Committee (Antitrust) received $1,000 per month in lieu of compensation that would otherwise be payable for participation in meetings. Each member of the Special Committee (Industrial Accounts) will receive a fee of $1,500 for each meeting attended in person and a fee of between $500 to $1,000 for each telephonic meeting, as determined by the chair of the Special Committee (Industrial Accounts). The chair of the Special Committee (Industrial Accounts) was also paid a one-time fee of $2,500.

     Option or Stock Awards. In fiscal 2004, each non-employee director other than Mr. Dienst received an annual stock option grant of 30,000 shares. Mr. Morris also received a one-time grant of 6,210 shares. In fiscal 2004, Mr. Dienst received an annual stock option grant of 90,000 shares in his capacity as non-executive Chairman of the Board. Stock option grants are made on the date of the first board meeting each fiscal year and on the date a director joins the Board. The exercise price is equal to the fair market value on the date of grant and the options vest on March 31 of the following year.

     On March 8, 2004, the Board of Directors approved a two-for-one stock split in the form of a stock dividend. The stock dividend was paid on April 20, 2004 to stockholders of record on April 5, 2004. All share and per share amounts have been retroactively restated throughout this proxy statement to reflect the stock split.

     Other Benefits. Directors are reimbursed for their reasonable expenses in attending board meetings. Mr. McGuinness receives a $1,000 travel fee for each board meeting attended in person.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                               EXECUTIVE OFFICERS

     Executive officers are elected by the Board of Directors and serve until they resign or are removed by the Board. The Company's executive officers, other than Mr. Dienst who is identified in the section entitled "Election of Directors," and their respective ages as of June 30, 2004, are set forth in the following table:

NAME                                         AGE   POSITIONS
----                                         ---   ---------
Michael W. Tryon...........................  49    President and Chief Operating Officer
Robert C. Larry............................  43    Executive Vice President, Finance, Chief
                                                   Financial Officer, Treasurer and Secretary
Joseph P. Reinmann.........................  40    Executive Vice President, Non-Ferrous

     Michael W. Tryon has served as the Company's President and Chief Operating Officer since September 1999. From December 1994 through September 1999, Mr. Tryon served as President of Harris Waste Management Group, Inc., a worldwide leader in the design, manufacture and support of scrap processing, recycling and waste hauling equipment. Prior to that time, he held various executive positions with Dover Industries, General Electric Company and Hawker-Siddeley Group. Mr. Tryon is a graduate of Iowa State University.

     Robert C. Larry has served as the Company's Executive Vice President, Finance, Chief Financial Officer and Secretary since April 1999. He has served as the Company's Treasurer since April 1, 2004. From August 1996 through April 1999, he was the Company's Vice President, Finance, Treasurer and Chief Financial Officer. Mr. Larry is a graduate of Purdue University and received an M.B.A. from the University of Chicago. Mr. Larry is a certified public accountant.

     Joseph P. Reinmann has served as the Company's Executive Vice President, Non-Ferrous since May 2004. From June 2000 to April 2004, Mr. Reinmann served as Vice President for The David J. Joseph Company, a leading scrap metal recycling and trading company. From November 1988 to June 2000, Mr. Reinmann held various commercial, operational and executive positions throughout The David J. Joseph Company and its subsidiary companies. Mr. Reinmann is a graduate of The Ohio State University.

                 OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of June 30, 2004 by: (i) each person who is known by the Company to own more than 5% of the Company's common stock;
(ii) the directors, the chief executive officer and each of the executive officers of the Company named in the Summary Compensation Table; and (iii) all current officers and directors as a group. Share amounts and percentages shown for each person or entity are adjusted to give effect to shares of the Company's common stock that are not outstanding but may be acquired by a person or entity upon exercise of all options and warrants exercisable by such entity or person within 60 days of June 30, 2004. However, those shares of common stock are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                              NUMBER OF     PERCENT OF
NAME OF BENEFICIAL OWNER(1)                                    SHARES      TOTAL SHARES
---------------------------                                   ---------    ------------
European Metal Recycling Ltd. ..............................  3,006,200(2)     12.8%
  Sirius House Delta Crescent
  Wesbrooke Warrington
  United Kingdom WA5 7NS
Bjurman, Barry & Associates.................................  1,354,070(3)      5.8%
  10100 Santa Monica Blvd. Suite 1200
  Los Angeles, CA 90067
Grandview Capital Management, LLC...........................  1,205,470(4)      5.1%
  820 Manhattan Avenue #200
  Manhattan Beach, CA 90266
Daniel W. Dienst............................................    370,000(5)      1.6%
Albert A. Cozzi.............................................    273,702(6)      1.2%
Michael W. Tryon............................................    220,233(7)        *
Robert C. Larry.............................................    220,000(8)        *
John T. DiLacqua............................................     90,000(9)        *
Gerald E. Morris............................................     36,210(10)       *
Robert Lewon................................................     30,000(11)       *
Kevin P. McGuinness.........................................     30,000(11)       *
All current officers and directors as a group (8 persons)...    996,943(12)     4.1%

---------------

  *  Less than 1%

 (1) Unless disclosed in the notes below, the persons named in the table have sole voting and investment power with respect to all shares of the Company's common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) Based upon Schedule 13D/A filed with the Securities and Exchange Commission on September 3, 2003.

 (3) Based upon Schedule 13F filed with the Securities and Exchange Commission on May 13, 2004.

 (4) Based upon Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2004, which indicates that of the 1,205,470 shares of the Company's common stock shown, 1,185,898 shares were purchased by Grandview Capital Management, LLC on behalf of the Bill & Melinda Gates Foundation, 1551 Eastlake Avenue E., Seattle, Washington 98102. Pursuant to the
     Schedule 13G/A, the shares purchased for the Bill & Melinda Gates Foundation may be deemed to be beneficially owned by William H. Gates III as the sole trustee of the Bill & Melinda Gates Foundation.

 (5) Includes warrants to purchase 30,000 shares of the Company's common stock and options to purchase 320,000 shares of the Company's common stock. Mr. Dienst's holdings do not include 500,000 shares of restricted stock which are subject to vesting.

 (6) Based on information provided by Mr. Cozzi, Vice Chairman of the Board and Chief Executive Officer through January 16, 2004. Includes warrants to purchase 72,984 shares of the Company's common stock.

 (7) Includes warrants to purchase 220,233 shares of the Company's common stock.

 (8) Includes warrants to purchase 220,000 shares of the Company's common stock.

 (9) Includes warrants to purchase 30,000 shares of the Company's common stock and options to purchase 60,000 shares of the Company's common stock.

(10) Includes options to purchase 36,210 shares of the Company's common stock.

(11) Includes options to purchase 30,000 shares of the Company's common stock.

(12) Includes warrants to purchase 500,233 shares of the Company's common stock and options to purchase 476,210 shares of the Company's common stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of the relationship on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC") and the NASDAQ. These officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all forms they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during its fiscal 2004 its officers, directors and ten percent shareholders have complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

     The following tables set forth compensation information with respect to those persons who: (i) served as our chief executive officer during fiscal 2004 and (ii) the individuals, other than our CEO, who served as executive officers of the Company during fiscal 2004 (collectively referred to as "named executive officers"). Compensation paid to these individuals for the fiscal years ended March 31, 2004, 2003 and 2002 are as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                             COMPENSATION AWARDS
                                                                          --------------------------
                                             ANNUAL COMPENSATION          RESTRICTED     SECURITIES
NAME AND                    FISCAL     --------------------------------     STOCK        UNDERLYING        ALL OTHER
PRINCIPAL POSITION           YEAR       SALARY     BONUS       OTHER(1)   AWARDS ($)     OPTIONS (#)    COMPENSATION(2)
------------------          ------     --------   --------     --------   ----------     -----------    ---------------
Daniel W. Dienst..........   2004(3)   $156,250   $725,000      $  --     $8,775,000(4)    290,000(5)     $  210,013(6)
  Chairman of the Board
  and Chief Executive
  Officer since January
    2004
Albert A. Cozzi...........   2004(7)   $377,868   $      0      $  --     $ 142,800(8)                    $1,619,677(9)
  Vice-Chairman of the       2003       424,992    330,993(10)     --        42,500(11)         --            33,007
  Board and Chief            2002       424,992     50,000         --            --         80,000(12)        21,459
  Executive Officer until
  January 2004
Michael W. Tryon..........   2004      $365,000   $365,000      $  --     $      --             --        $   12,788
  President and Chief        2003       344,200    172,400         --            --             --            11,755
  Operating Officer          2002       345,200     10,000         --            --         40,000             4,323
Robert C. Larry...........   2004      $275,000   $275,000      $  --     $      --             --        $    7,242
  Executive Vice             2003       260,000    130,000         --            --             --             4,553
  President, Finance,        2002       249,582     10,000         --            --         40,000             3,994
  Chief Financial Officer,
  Treasurer and Secretary

---------------

 (1) No amounts are shown where the dollar value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

 (2) Includes the value of the Company's contributions to the Company-sponsored 401(k) plan, amounts paid by the Company for health and life insurance premiums and medical claims paid.

 (3) Amounts for Mr. Dienst include compensation as Chief Executive Officer since January 16, 2004 and as non-executive Chairman of the Board since April 1, 2003.

 (4) On January 16, 2004, Mr. Dienst was awarded 500,000 shares of restricted common stock, with a fair market value of $17.55 per share. Pursuant to the terms of the award, the restrictions on 25% of the shares lapse each on March 31, 2005, March 31, 2006, March 31, 2007 and March 31, 2008, provided that Mr. Dienst remains employed by the Company on such dates.

 (5) Includes 90,000 shares granted to Mr. Dienst as non-executive Chairman of the Board.

 (6) Includes $209,700 of director fees paid to Mr. Dienst from April 1, 2003 to January 16, 2004 in his capacity as non-executive Chairman of the Board.

 (7) Amounts for Mr. Cozzi include compensation as Vice Chairman of the Board and Chief Executive Officer through January 16, 2004.

 (8) On May 12, 2003, Mr. Cozzi was awarded 30,000 shares of restricted stock, with a fair market value of $4.76 per share.

 (9) Includes $1,602,478 paid to Mr. Cozzi pursuant to the terms of the Separation and Release Agreement between the Company and Mr. Cozzi.

(10) The Compensation Committee permitted employees to take a portion of their fiscal 2003 bonus in the form of restricted stock. Mr. Cozzi elected to receive $42,500 of his fiscal 2003 bonus in the form of restricted stock, which is excluded from the bonus amount shown.

(11) Pursuant to Mr. Cozzi's election to receive a portion of his fiscal 2003 bonus in restricted stock, Mr. Cozzi was granted 11,160 shares of restricted stock on May 20, 2003 (with a fair market value of $54,070). Pursuant to a formula established by the Compensation Committee, the number of restricted shares issued was calculated by multiplying the amount of cash bonus converted to stock rights by a factor of 1.25 and dividing the sum by $4.76, the closing price of the Company's common stock on the date that the formula was established by the Compensation Committee. The difference between the value of restricted stock issued and the amount of cash bonus foregone is included in the all other compensation column.

(12) Pursuant to a domestic relations order, Mr. Cozzi transferred warrants to purchase 39,556 shares of common stock granted in fiscal 2002 to his ex-wife.

                         CERTAIN BUSINESS RELATIONSHIPS

     The Company received services from Run2Wireless, L.L.C., a company owned by the brother of Michael W. Tryon. The Company paid fees of approximately $97,000 to Run2Wireless in fiscal 2004. The Company no longer receives services from Run2Wireless, L.L.C.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the named executive officers concerning the grant of stock options during fiscal 2004.

                                            INDIVIDUAL GRANTS
                         -------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                          NUMBER OF      PERCENT OF                                  AT ASSUMED ANNUAL RATES
                         SECURITIES    TOTAL OPTIONS/                              OF STOCK PRICE APPRECIATION
                         UNDERLYING     SARS GRANTED    EXERCISE OR                      FOR OPTION TERM
                         OPTION/SARS    TO EMPLOYEES    BASE PRICE    EXPIRATION   ---------------------------
NAME                     GRANTED (#)   IN FISCAL YEAR     ($/SH)         DATE       5% ($)(1)     10% ($)(1)
----                     -----------   --------------   -----------   ----------   -----------   -------------
Daniel W. Dienst.......    90,000(2)        10.9%         $ 3.875      04/29/13     $219,327      $  555,818
                          100,000(3)        12.1           26.250      01/16/14      233,710       1,927,018
                          100,000(3)        12.1           35.000      01/16/14            0       1,052,018

---------------

(1) In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price for the Company's common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively.

(2) These options were granted on April 29, 2003 as part of the annual grant of stock options made to the Company's non-employee directors. The options vested and became exercisable on March 31, 2004.

(3) These options were granted on January 16, 2004 in connection with Mr. Dienst's appointment as the Chief Executive Officer of the Company. The options vested and became exercisable on the grant date. The fair market value of the Company's common stock on January 16, 2004 was $17.55 per share.

        AGGREGATED OPTION AND WARRANT EXERCISES IN LAST FISCAL YEAR AND
                   FISCAL YEAR-END OPTION AND WARRANT VALUES

     The following table sets forth the employee stock options and warrants exercised during fiscal 2004 by the named executive officers and the number and value of securities underlying unexercised options and warrants held by the named executive officers at March 31, 2004.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                        OPTIONS AND WARRANTS              AND WARRANTS
                          SHARES                         AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                       ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                   EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ------------   ------------   -----------   -------------   -----------   -------------
Daniel W. Dienst.....          0       $        0      350,000           0         $2,248,500         $0
Albert A. Cozzi......    398,326        6,092,309            0           0                  0          0
Michael W. Tryon.....     90,000        1,141,900      250,000           0          3,497,500          0
Robert C. Larry......     50,000          831,240      220,000           0          3,099,800          0

---------------

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price of the options and warrants from the fair market value of the underlying common stock. For purposes of this table, fair market value was $18.34, the closing price of the Company's common stock as reported on the Nasdaq Stock Market on March 31, 2004.

  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EXISTING EQUITY COMPENSATION PLANS

     The following table provides information as of March 31, 2004 with respect to shares of the Company's common stock that may be issued under our existing equity compensation plans, including 4,000,000 shares issuable under the 2002 Incentive Stock Plan and 3,000,000 shares issuable pursuant to the Management Equity Incentive Plan. The 2002 Incentive Stock Plan was approved by our shareholders at the 2002 Annual Meeting. The Management Equity Incentive Plan was approved by a majority of the predecessor company's creditors, who upon effectiveness of the Company's plan of reorganization represented a majority of our stockholders, by their vote to approve the Company's plan of reorganization.

                                           NUMBER OF SECURITIES   WEIGHTED-AVERAGE    NUMBER OF SECURITIES
                                            TO BE ISSUED UPON     EXERCISE PRICE OF   REMAINING AVAILABLE
                                               EXERCISE OF           OUTSTANDING      FOR FUTURE ISSUANCE
                                           OUTSTANDING OPTIONS,   OPTIONS, WARRANTS       UNDER EQUITY
PLAN CATEGORY                              WARRANTS AND RIGHTS       AND RIGHTS        COMPENSATION PLANS
-------------                              --------------------   -----------------   --------------------
Plans approved by security holders.......       2,276,148(1)            $9.95(2)           2,728,692
Plans not approved by security holders...         220,000                2.25                      0
                                                ---------                                  ---------
          Total..........................       2,496,148                                  2,728,692
                                                =========                                  =========

---------------

(1) This also includes 518,938 shares of restricted common stock issued pursuant to the 2002 Incentive Stock Plan.

(2) The weighted average exercise price does not include outstanding restricted stock.

     The Company's equity compensation plans that were not approved by security holders consist of (i) grants of warrants to purchase 120,000 shares of the Company's common stock at an exercise price of $3.25 per share made to non-employee directors and (ii) grants of warrants to purchase 515,000 shares of the Company's common stock at an exercise price of $1.875 per share made to certain employees. These grants were made in May 2002, prior to the adoption of a formal stock option plan. The grants made to non-employee directors were a component of board compensation for fiscal 2002. The grants made to certain employees were for incentive compensation for fiscal 2002.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Dienst. The Employment Agreement, dated January 16, 2004 (the "Dienst Employment Agreement"), between Mr. Dienst and the Company extends through March 31, 2008. On March 31, 2008 and every anniversary thereof, the Dienst Employment Agreement will be automatically extended for an additional year unless either the Company or Mr. Dienst elects prior to the anniversary not to extend the term. The Dienst Employment Agreement provides for a base salary of not less than $750,000 a year, a signing bonus of $375,000, and annual cash bonuses of $350,000 for the period from January 16, 2004 through March 31, 2004, $750,000 for fiscal 2005, $375,000 for fiscal 2006 and $187,500 for fiscal 2007, or in such larger amounts as may be determined in accordance with any annual bonus program for senior executives then in effect or at the discretion of the Company's Board of Directors. The Dienst Employment Agreement also provided for the grant of 500,000 shares of restricted stock and two options to purchase 100,000 shares of common stock of the Company, at exercise prices of $26.25 and $35.00, respectively.

     The Dienst Employment Agreement also contains provisions entitling Mr. Dienst to a severance package in the event of Mr. Dienst's resignation for "good reason" or in the event that Mr. Dienst is terminated without "cause" (each as defined in the Dienst Employment Agreement). In either such event, the Dienst Employment Agreement provides that Mr. Dienst will be entitled to receive a cash payment equal to his base salary plus the minimum annual bonuses to which he is entitled to through March 31, 2008, and all of Mr. Dienst's unvested stock options, stock grants or long term incentive plan compensation will immediately become vested. In the event Mr. Dienst elects to terminate his employment after a "change of control" (as defined in the Dienst Employment Agreement), Mr. Dienst will be entitled to an amount equal to the greater of (i) one year's annual base salary or (ii) 50% of the amount of Mr. Dienst's annual base salary plus all minimum annual bonus amounts, and Mr. Dienst will not be subject to the non-competition agreement.

     Mr. Cozzi. The Separation and Release Agreement, dated January 18, 2004 (the "Cozzi Agreement"), between Albert Cozzi and the Company provided for severance in the amount of $2,039,265, of which $1,602,478 was paid in January 2004 and the balance is payable in July 2005. The Cozzi Agreement also provided for the accelerated vesting of 41,160 shares of restricted stock previously granted to Mr. Cozzi and of all unvested warrants for the purchase of Company common stock. In addition, Mr. Cozzi will be entitled to 18 months of coverage under the Company's medical and dental plan, and reimbursement by the Company of up to $24,900 for life insurance costs. Under the Cozzi Agreement, Mr. Cozzi provided the Company with a general release of any claims, including those arising under federal, state, local or foreign employment laws. The Cozzi Agreement superceded the employment agreement, dated December 1, 1997, as amended, between the Company and Mr. Cozzi.

     Mr. Tryon. The Employment Agreement, dated April 1, 2000, as amended April 21, 2003 (the "Tryon Employment Agreement"), between Mr. Tryon and the Company has a term of three years, which term is automatically extended at the end of each year for one additional year (thereby increasing the term to three (3) years) unless either Mr. Tryon or the Company elects prior to such anniversary not to extend the term. The Tryon Employment Agreement provides for an annual base salary of at least $345,000, plus a cash bonus in such amount as shall be determined by the Company in accordance with such agreement. The Tryon Employment Agreement also contains provisions entitling Mr. Tryon to severance benefits in the event Mr. Tryon is terminated following a "change of control" or in the event of Mr. Tryon is otherwise terminated without "cause" (each as defined in the Tryon Employment Agreement). In either such event, the Tryon Employment Agreement provides that Mr. Tryon will be entitled to receive a cash payment equal to: (i) any accrued but unpaid salary, pro-rated bonus, pro-rated vacation and any other amount accrued but unpaid as of the Date of Termination and (ii) a lump-sum payment equal to Mr. Tryon's annual salary.

     Mr. Larry. The Employment Agreement, dated July 1, 2001 (the "Larry Employment Agreement"), between Mr. Larry and the Company has a term of three years, which term is automatically extended at the end of each year unless either the Company or Mr. Larry elects prior to the anniversary not to extend the term. The Larry Employment Agreement provides for a base salary of $260,000, which amount may be increased in the discretion of the Chief Executive Officer. The Larry Employment Agreement contains provisions entitling Mr. Larry to severance in the event Mr. Larry is terminated within one year following a "change in control" or in the event Mr. Larry is otherwise terminated without "cause" (each as defined in the Larry Employment Agreement). In either such event, Mr. Larry is entitled to receive a lump sum payment in the amount equal to his then-current salary. Additionally, if Mr. Larry is terminated within one year following a "change in control", (i) he is entitled to receive COBRA coverage for twelve months to the extent he is eligible, (ii) he has the option to reduce the amount of his severance payments such that they are not subject to an excise tax and (iii) all of his warrants and options shall immediately become vested.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Gerald E. Morris (Chair), John T. DiLacqua, Robert Lewon and Kevin P. McGuinness, who all are non-employee directors. Mr. DiLacqua and Mr. Morris are directors of Metals USA, Inc., a publicly held steel service center company that sells scrap metal byproducts from certain of its facilities to the Company. Daniel W. Dienst, a member of the Compensation Committee until January 2004, was until that time a managing director of CIBC World Markets, a company which provided services to the Official Committee of Unsecured Creditors during the Company's Chapter 11 bankruptcy proceedings. Mr. Dienst is also the non-executive Chairman of the Board of Metals USA, Inc. Harold J. Rouster, a member of the Compensation Committee until January 2004, was until that time President of the Wendt Corporation, a company which has from time to time sold equipment to the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Currently, and since March 2004, the Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of Gerald E. Morris (Chair), John T. DiLacqua, Robert Lewon and Kevin P. McGuinness, four non-employee directors of the Company and "independent directors" within the meaning of Rule 4200(a)(15) of the NASD's listing standards. From June 2001 until January 2004, the Compensation Committee was composed of Daniel W. Dienst, John T. DiLacqua, Kevin P. McGuinness and Harold J. Rouster (Chair). In January 2004, in connection with becoming executive officers of the Company or its subsidiary, Messrs. Dienst and Rouster resigned from the Compensation Committee. Messrs. Morris and Lewon joined the Compensation Committee in January 2004 and March 2004, respectively.

     The Compensation Committee operates under a written charter adopted by the Board of Directors on March 4, 2004, which is available on the Company's website at www.mtlm.com. It is the duty of the Compensation Committee to review and determine the compensation levels and establish the criteria for bonuses of executive officers of the Company, including the Company's Chief Executive Officer, President, Chief Operating Officer and certain other executive officers, and to establish the general compensation policies for these individuals. It is also responsible for recommending general compensation practices to be applied to other employees of the Company. The Compensation Committee also has the authority to make discretionary option, stock (including restricted stock) and stock appreciation right awards to the Company's executive officers under the Company's 2002 Incentive Stock Option Plan.

     Consistent with its charter, the goal of the Compensation Committee is to develop and implement compensation policies that reflect the circumstances of the Company and our business objectives. Historically, the Company's executive compensation policy has been designed to enable the Company to attract, retain and motivate the high caliber executives who will contribute to the Company's long-term performance and long-term growth. There are some general principles that we seek to apply: the Company's compensation structure should emphasize pay-for-performance and shareholder value with the goal of linking compensation to shareholder return and financial performance of the Company by placing a significant portion of an executive's compensation at risk. Overall, executive compensation levels are established based on the Compensation Committee's evaluation of market terms and conditions coupled with the Board of Directors' view of what is necessary to attract and retain key executive officers. We also recognize the need to apply these principles in a flexible manner and, in appropriate circumstances, to make adjustments to each executive officer's total compensation package based on changes in market factors as well as each individual's contribution to Company performance.

     Each executive officer's compensation package is comprised of three elements: (i) base salary, (ii) annual bonuses payable in cash and tied to the individual's and the Company's achievement of annual performance goals, and
(iii) long-term incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. We review the base salary payable thereunder and set other compensation levels for executives based on a review of competitive compensation information gathered from published surveys of company compensation levels and from proxy statements of particular companies that are considered generally comparable to the Company, with appropriate consideration being given to previously negotiated contractual arrangements. Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive compensation levels. Raises for executive officers in fiscal 2004 were approximately 6% based on such criteria.

     In fiscal 2004, in light of the Company's record financial performance and achievement of bonus targets established at the beginning of the fiscal year, the Compensation Committee recommended the payment of discretionary bonuses for Messrs. Tryon and Larry in the amounts of $365,000 and $275,000, respectively.

     Mr. Dienst commenced his service as Chief Executive Officer on January 16, 2004 upon the resignation of Albert A. Cozzi. The terms of his Employment Agreement with the Company, dated January 16, 2004, were negotiated on behalf of the Company by Mr. DiLacqua and approved by the Compensation Committee and the full Board of Directors. The base salary, bonus and other terms of this agreement reflect consideration of Mr. Dienst's cash and equity-based compensation as a managing director of his former employer, his extensive experience and reputation in the scrap and metals industry, compensation information provided to the Company by a compensation consultant, publicly available data for similarly situated companies and the views of the Compensation Committee as to an appropriate mix and level of cash and equity-based compensation.

     Under Mr. Dienst's Employment Agreement, the Company will pay him a base salary of $750,000 annually and minimum annual bonuses through fiscal 2007. The amount of Mr. Dienst's bonus for fiscal 2004 was $350,000, which is the minimum amount required under Mr. Dienst's Employment Agreement. The Compensation Committee granted Mr. Dienst 500,000 shares of restricted stock, which shares will vest in 25% increments over a four year period. The Compensation Committee also granted Mr. Dienst two options to purchase shares of the Company's common stock under the Company's 2002 Incentive Stock Option Plan. Under one option, 100,000 shares are immediately exercisable at an exercise price of $26.25 per share, and under the second option, 100,000 shares are immediately exercisable at an exercise price of $35.00 per share. In addition, the Company agreed to pay Mr. Dienst $375,000 as a signing bonus. Other principal terms of Mr. Dienst's Employment Agreement are summarized under the "Executive
Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements" section of this proxy statement.

     Mr. Dienst is also entitled to participate in the Company's 2002 Stock Incentive Plan on generally the same terms and conditions as other executive officers of the Company.

     See "Executive Compensation -- Summary Compensation Table" and "Executive Compensation -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements" for actual amounts paid to the individuals serving at different times as Chief Executive Officer with respect to the fiscal year ended March 31, 2004, and for certain additional employment terms.

     In fiscal 2005, we will continue to evaluate the compensation structure applicable to our executives. Our goal will be to continue to align executive compensation with the interests of our shareholders. In that connection, we are mindful of the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, under which a publicly held company such as Metal Management, Inc. will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. Although it is our policy to optimize the deductibility of compensation, we may authorize compensation which may not be fully deductible by the Company. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2005, other than to Mr. Dienst, will exceed the $1 million limit per officer. In order to qualify for bonuses under the Company's RONA Incentive Compensation Plan for an exemption available to performance-based compensation, the stockholders have been asked to approve certain provisions of that plan (see proposal no. 2 in this proxy statement). If so approved, the Company believes that any compensation paid to an executive officer (other than the minimum required bonus payment specified under the Dienst Employment Agreement) under the RONA Incentive Compensation Plan should qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          By the Compensation Committee,

                                          Gerald E. Morris, Chairman
                                          John T. DiLacqua
                                          Robert Lewon
                                          Kevin P. McGuinness

                             AUDIT COMMITTEE REPORT

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     The Audit Committee of the Company is currently comprised of three non-employee directors, John T. DiLacqua (Chair), Robert Lewon and Gerald E. Morris. Each member is considered independent as defined by Rule 4200(a)(15) of the listing standards of the NASD. From June 2001 until January 2004, the Audit Committee was composed of Mr. DiLacqua, Daniel W. Dienst and Harold J. Rouster. In January 2004, in connection with becoming executive officers of the Company or its subsidiary, Messrs. Dienst and Rouster resigned from the Audit Committee. Mr. Morris and Mr. Lewon joined the Audit Committee in January 2004 and March 2004, respectively. Kevin P. McGuinness served as a member of the Audit Committee from January 2004 to March 2004.

     The Audit Committee operates under a written charter adopted by the Board of Directors on August 13, 2002, as amended March 4, 2004, a copy of which is attached hereto as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees, including under the Sarbanes-Oxley Act of 2002 and the NASD rules. The Audit Committee reviews and assesses the adequacy of its charter at least annually.

     As described more fully in its charter, the Audit Committee provides assistance to the Board of Directors in fulfilling its responsibilities in matters relating to accounting and financial reporting practices of the Company and the adequacy of the Company's internal controls, including a review of the qualifications and independence and the appointment of the Company's independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended March 31, 2004 with the Company's management and its independent auditors, PricewaterhouseCoopers. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal accounting controls. PricewaterhouseCoopers is responsible for auditing the Company's annual financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the statements' conformity with generally accepted accounting principles. Management and PricewaterhouseCoopers informed the Audit Committee that the Company's audited consolidated financial statements are presented fairly in conformity with generally accepted accounting principles.

     During fiscal 2004, the Audit Committee held five meetings and met and otherwise communicated with management and with PricewaterhouseCoopers. PricewaterhouseCoopers discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee has discussed with PricewaterhouseCoopers the auditors' independence from the Company and received a written statement from PricewaterhouseCoopers concerning its independence as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." In connection with this discussion, the Audit Committee also reviewed the fees paid by the Company to PricewaterhouseCoopers for the year ended March 31, 2004. The Audit Committee has considered whether the provisions of non-audit services provided by PricewaterhouseCoopers to the Company are compatible with maintaining the auditors' independence.

     The Audit Committee also discussed with the Company's internal auditors and with PricewaterhouseCoopers the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company's internal auditors and with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referenced above and such other matters deemed relevant and appropriate by the Audit Committee, in reliance on management and PricewaterhouseCoopers, and subject to the limitations of the Audit Committee's role, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2004.

     The Audit Committee has also appointed PricewaterhouseCoopers to audit the Company's financial statements for fiscal 2005.

                                          By the Audit Committee,

                                          John T. DiLacqua, Chairman
                                          Robert Lewon
                                          Gerald E. Morris

                                 CODE OF ETHICS

     The Company strives to conduct its business in accordance with the highest ethical standards and in compliance with all applicable governmental law, rules and regulations. On March 4, 2004, management adopted a Business Ethics Policy and Code of Conduct (the "Code of Conduct") to help effectuate the Company's goal that all officers, directors and employees act at all times in an honest and ethical manner in connection with their service to the Company. The Code of Conduct is intended to meet the requirement for a code of ethics under the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq Stock Market. The Code of Conduct applies to all of the Company's officers, directors and employees, including senior executive and financial officers. A copy of the Code of Conduct is available under the "Corporate Governance" section of the Company's website at www.mtlm.com.

     On March 4, 2004, the Company adopted a Code of Ethics for Senior Executive and Financial Officers (the "Code of Ethics"). The senior executive officers of the Company, including the Company's principal executive officer, principal financial officer and principal accounting officer, are held to an elevated role in complying with the Code of Conduct in their own activities; in ensuring compliance with the Code of Conduct by other employees; and in their commitment to (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in the Company's public communications, (iii) compliance with applicable governmental law, rules and regulations, (iv) prompt internal reporting of violations of the Code of Ethics and (v) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available under the "Corporate Governance" section of the Company's website at www.mtlm.com. The Company will disclose on its website at www.mtlm.com any amendment to, or waiver from, Code of Ethics.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's common stock for the period from November 15, 2001 (the date trading activity was first reported for the Company's common stock following the Company's emergence from Chapter 11 bankruptcy) through March 31, 2004 with the cumulative total return of the NASDAQ Composite Index and the Russell 2000 Index.

     As a result of the Chapter 11 bankruptcy, comparisons of the Company's stock performance versus such indices including the period prior to emergence from bankruptcy are not meaningful. The graph assumes that the value of the investment in the Company's common stock was $100 on November 15, 2001, and that all dividends were reinvested.

     It should be noted with respect to the foregoing analysis (i) that the Company's common stock traded on the OTC Bulletin Board until March 17, 2003, and (ii) that the time period for measurement of stockholder returns is relatively short. The foregoing should not be taken as an indication of realizable returns on the Company's common stock either now or in the future.

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------
                                                   11/15/2001    3/31/2002    3/31/2003    3/31/2004
----------------------------------------------------------------------------------------------------
 Metal Management, Inc.                              100.00        116.00       620.00     2,934.00
 NASDAQ                                              100.00         97.09        70.57       104.93
 Russell 2000                                        100.00        112.70        81.12       131.36

                                 PROPOSAL NO. 2
                                APPROVAL OF THE
                    MATERIAL TERMS OF THE PERFORMANCE GOALS
               UNDER THE ANNUAL RONA INCENTIVE COMPENSATION PLAN

     To comply with certain federal income tax regulations under Section 162(m) of the Internal Revenue Code (the "Code"), we have submitted for shareholder approval the material terms of the performance goals under our annual Return on Net Assets ("RONA") Incentive Compensation Plan, which will be effective for awards granted beginning in fiscal 2005.

     Summary of Section 162(m). Section 162(m) of the Code precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to a covered employee. A "covered employee" under
Section 162(m) is the Chief Executive Officer on the last day of the taxable year or any individual acting in such capacity, and any other officer who is among the 4 highest compensated officers for the taxable year (other than the Chief Executive Officer), as reported in the proxy statement. Generally, this definition includes our Chief Executive Officer and the other officers named each year in the Summary Compensation Table in the proxy statement.

     The $1 million limit on deductibility does not apply to compensation that meets the requirements for "qualified performance-based compensation" under regulations adopted under the Code. In order for compensation to qualify as performance-based, certain conditions must be met. One of these conditions requires us to obtain shareholder approval of the material terms of the performance goals set by a committee comprised of 2 or more outside directors under which the compensation is to be paid. The material terms of the performance goals that must be approved by shareholders under Section 162(m) include the employees eligible to receive the performance-based compensation, a description of the business criteria on which each performance goal is based, and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained.

     Description of the Annual RONA Incentive Compensation Plan and the Performance Goals. The annual RONA Incentive Compensation Plan is administered by the Compensation Committee. Eligible employees include officers or other key employees of the Company or its subsidiaries who, in the judgment of the Compensation Committee, are significantly responsible for or materially contribute to the management, growth or profitability of the Company or its subsidiaries. Each fiscal year, the Compensation Committee in the exercise of its discretion will designate certain job categories and corresponding officers or other key employees who will participate in the plan that fiscal year. For fiscal 2005, there are approximately 220 employees participating in the RONA Incentive Compensation Plan.

     At the beginning of each fiscal year, eligible employees are assigned a threshold, target and maximum incentive opportunity, stated as percentages of base salary. Actual awards can range from 5% to 200% of the employee's target incentive opportunity, depending on how actual performance compares to the performance goals. Because Section 162(m) of the Code requires a stated maximum dollar award amount, the maximum annual payment to any individual under the annual RONA Incentive Compensation Plan is limited to $1,500,000, which is significantly greater than any past individual award.

     The performance goals under the annual RONA Incentive Compensation Plan are established at the beginning of each fiscal year based on a business plan, and they are reviewed and approved by the Compensation Committee. Performance goals beginning in fiscal 2005 will be based on the following business criteria (measured on a subsidiary, region and/or corporation level), as determined by the Compensation Committee: (i) return on net assets, and/or (ii) operating income plus or minus non-recurring costs plus amortization.

     In all instances, the Compensation Committee will review and approve the performance goals used to award annual incentives prior to the close of the first quarter of each fiscal year. Prior to payment of the compensation, the Compensation Committee will certify in writing that the performance goals and any other material terms were in fact satisfied.

     Amendment of Plan. The Compensation Committee has the power to amend the RONA Incentive Compensation Plan from time to time as the committee deems necessary or appropriate and to terminate the plan if the committee deems such termination is in our best interest.

     Estimate of Benefits under the Plan. It is not possible to determine today the extent to which any performance goals will be satisfied for fiscal 2005 and thus what bonuses will be paid for fiscal 2005. If fiscal 2005 performance goals under the RONA Incentive Compensation Plan had been in effect in fiscal 2004 for 2005 participants, the following amounts would have been allocable to the following persons for fiscal 2004, based on 2004 base salaries:

                                                              DOLLAR VALUE
NAME AND POSITION                                                 ($)
-----------------                                             ------------
Daniel W. Dienst, Chairman of the Board and Chief Executive
  Officer...................................................   $1,500,000
Michael W. Tryon, President and Chief Operating Officer.....      365,000
Robert C. Larry, Executive Vice President, Finance, Chief
  Financial Officer, Treasurer and Secretary................      275,000
All Executive Officers as a Group...........................    2,140,000
All Directors (other than Executive Officers) as a Group....            0
All Employees (other than Executive Officers) as a Group....    7,000,000

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE ANNUAL RONA INCENTIVE COMPENSATION PLAN.

                                 PROPOSAL NO. 3
                       RATIFICATION OF THE APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Unless marked to the contrary, proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers as the Company's independent public accountants for the fiscal year ending March 31, 2005. The Audit Committee of the Board of Directors believes that PricewaterhouseCoopers is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of its independent public accountants. Therefore, the Audit Committee has appointed PricewaterhouseCoopers to act as the Company's independent public accountants to examine its consolidated financial statements for the fiscal year ending March 31, 2005. PricewaterhouseCoopers served as independent auditors of the Company for fiscal 2004.

     Representatives of PricewaterhouseCoopers will be present at the Annual Meeting. PricewaterhouseCoopers will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time. Fees billed by PricewaterhouseCoopers were as follows during the last two fiscal years:

                                                              FISCAL 2004   FISCAL 2003
                                                              -----------   -----------
Audit fees..................................................  $  622,800     $473,392
Audit related fees(1).......................................     102,806       59,145
Tax fees(2).................................................     285,076      216,007
All other fees..............................................           0            0
                                                              ----------     --------
          Total.............................................  $1,010,682     $748,544
                                                              ==========     ========

---------------

(1) Audit related fees consisted principally of audits of financial statements of certain employee benefit plans and review of the Company's registration statements.

(2) Tax fees consisted primarily of the preparation of tax returns and tax advisory services.

     The Audit Committee has adopted a policy requiring pre-approval by the committee of all audit and non-audit services to be provided by PricewaterhouseCoopers.

     We are submitting this matter to a vote of the stockholders in order to permit our stockholders to reflect their views on the Audit Committee's appointment of PricewaterhouseCoopers as the Company's independent public accountants. If the appointment of PricewaterhouseCoopers is not ratified by the stockholders, the Audit Committee will consider such a vote as advice to select other independent accountants for fiscal 2006, rather than fiscal 2005, because of the difficulty and expense involved in changing independent accountants on short notice.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for consideration at the Company's 2005 Annual Meeting of stockholders must submit the proposal to the Company, 500 North Dearborn Street, Suite 405, Chicago, Illinois 60610,
Attention: Corporate Secretary. A stockholder's proposal must be received not later than June 23, 2005 for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 2005 Annual Meeting.

     Under the amended and restated bylaws of the Company, nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors, but only if written notice of such stockholder's intent to make such nominations has been received by the Secretary of the Company at the Company's principal executive office not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting; provided, however, that in the event the annual meeting is called for a date which is not within 60 days before or after such anniversary date, notice by the stockholder, to be timely, must be received no later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever occurs first. The stockholder's notice must set forth: (i) with respect to each proposed nominee, name, age, business and residential address, principal occupation or employment, class and number of shares of stock of the Company beneficially owned, a description of all arrangements or understandings between such stockholder and such nominee, any other information that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, such other information as may be reasonably required by the Company to determine the eligibility of such nominee to serve as a director and such nominee's written consent to serve as a director if so elected; and
(ii) with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of, and class and number of shares of the Company that are beneficially owned, by such stockholder and any such beneficial owner. Notwithstanding compliance with the foregoing procedure, no person proposed to be nominated to the Board of Directors by a stockholder pursuant to this procedure shall be considered at the meeting unless the stockholder who has provided the notice, or his proxy, nominates such person at the meeting. The presiding officer of the meeting shall, if the facts warrant, refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

STOCKHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

     The Board of Directors maintains a process by which the Company's stockholders can communicate with the directors in writing. Any stockholder who wants to communicate with the Board of Directors, or any one of the directors, may transmit correspondence by mail, facsimile or email, addressed as follows:

        Board of Directors [or name of individual director]
        c/o Corporate Secretary -- Robert C. Larry
        Metal Management, Inc.
        500 North Dearborn Street, Suite 405,
        Chicago, Illinois 60610
        Fax: (312) 645-0700
        Email: rlarry@mtlm.com

     The correspondence should indicate that you are a stockholder of the Company. Depending on the subject matter of the letter, the Secretary or his designee will:

     - Forward the communication to the Board of Directors or the director or directors to whom it is addressed;

     - Attempt to have management address the inquiry directly; or

     - Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

     At each board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors upon request.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Robert C. Larry
                                          ROBERT C. LARRY
                                          Executive Vice President, Finance,
                                          Chief
                                          Financial Officer, Treasurer and
                                          Secretary

                                   EXHIBIT A
                             METAL MANAGEMENT, INC.

                            AUDIT COMMITTEE CHARTER

     The Board of Directors (the "Board") of Metal Management, Inc. (the "Company") has heretofore constituted and established an Audit Committee (the "Audit Committee") with authority, responsibility and specific duties as described in the Audit Committee Charter (the "Charter"). This document replaces and supersedes in its entirety the previous Charter of the Audit Committee adopted by the Board. This Charter is intended to be flexible so that the Audit Committee is able to meet changing conditions. The Audit Committee is authorized to take such further actions as are consistent with the following described responsibilities and to perform such other actions as applicable law, the Company's constituent documents and the Board may require.

     The Audit Committee, including the Chairman of the Audit Committee, shall be elected by the Board and shall be comprised of not less than three directors, each of whom is independent as defined by Section 10A(m)(3) of the Securities Exchange Act of 1934 and the regulations thereunder and by the NASDAQ National Market System (the "NASDAQ"). The Audit Committee, including the composition of its membership, shall at all times be in compliance with the rules and regulations issued from time to time by any authorities having jurisdiction over its affairs, including the United States Securities and Exchange Commission (the "SEC"), the National Association of Securities Dealers, Inc. and the NASDAQ.

     The Audit Committee is appointed by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company, press releases relating to financial reporting of the Company and the audits of the financial statements of the Company. The Audit Committee is also appointed to assist the Board in fulfilling its responsibilities in matters relating to accounting and financial reporting practices of the Company and the adequacy of the Company's internal controls.

     The Audit Committee shall have the authority (but shall not be required) to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company's bankers, investment bankers or any financial analysts who follow the Company.

     The Audit Committee shall make periodic reports to the Board. With regard to its responsibilities, the Audit Committee shall:

          1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

          2. Review the annual audited financial statements (with management and separately with the independent auditor out of the presence of management), including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements; and review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          3. Review with management and the independent auditor the Company's quarterly financial statements, including the results of the independent auditor's reviews of the quarterly financial statements, prior to the public release of financial information.

          4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as any material off-balance sheet structures on the Company's financial statements.

          5. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          6. Establish procedures for the evaluation of the Company's major financial risk exposures and meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          7. Ensure receipt from the outside, independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

          8. Take, or recommend that the full board take, appropriate action to oversee the independence of the outside auditor.

          9. Appoint the independent auditor, which firm shall report directly to the Audit Committee and is ultimately accountable to the Audit Committee and the Board.

          10. Review any appointments and replacements of the Vice President of Internal Audit.

          11. Approve the proposed scope of the independent auditor's annual audit plan and fees for such services, including the procedures to be followed, as well as the program for coordination of the independent and internal audit efforts.

          12. Approve any engagement of the independent auditor to provide non-audit services and the fees for such services.

          13. Review and discuss with management and the independent auditor any proposal for hiring any key employee of the independent auditor who was engaged on the Company's account.

          14. Review the significant reports to management prepared by the internal auditing department and management's responses.

          15. Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

          16. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

             (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management;

             (b) any changes required in the planned scope of the internal audit; and

             (c) the internal audit department responsibilities, budget and staffing.

          17. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

          18. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

          19. Review with management any matters that may have a material impact on the financial statements, including the Company's compliance policies, any material reports or inquiries received from regulators or governmental agencies and any employee complaints or published reports.

          20. Approve the expenses and fees paid to any legal, accounting or other advisers retained by the Audit Committee.

          21. Review, approve and monitor the Company's Business Ethics Policy and Code of Conduct and the Code of Ethics for Senior Executives and Financial Officers;

          22. Review and approve any related-party transactions between the Company and any of its subsidiaries and an officer or director of the Company; and

          23. Review actual and potential conflicts of interest of Board members and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to assure compliance with laws and regulations.

PROXY                                                                      PROXY

                             METAL MANAGEMENT, INC.
                           500 NORTH DEARBORN STREET
                                   SUITE 405
                            CHICAGO, ILLINOIS 60610

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints Daniel W. Dienst and Robert C. Larry, and each of them, as Proxy, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Metal Management, Inc. held of record by the undersigned on July 23, 2004, at the Annual Meeting of Stockholders to be held on September 21, 2004 or any adjournment thereof.


         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

                             METAL MANAGEMENT, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


1.       ELECTION OF DIRECTORS -                             For      Withhold    For all
         Nominees: Daniel W. Dienst; John T. DiLacqua;       All      All         Except
         Robert Lewon; Kevin P. McGuinness;                  [ ]        [ ]         [ ]
         Gerald E. Morris

         ---------------------------------
         (Except nominees written above)

2.       Proposal to approve the material terms of the       For      Against     Abstain
         performance goals under the Company's annual        [ ]        [ ]         [ ]
         RONA Incentive Compensation Plan.

3.       Proposal to ratify the appointment of               For      Against     Abstain
         PricewaterhouseCoopers LLP as the                   [ ]        [ ]         [ ]
         independent public accountants of the Company
         for the fiscal year ending March 31, 2005.

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED
STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as executor, trustee, guardian or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a limited liability company, please sign in the name of the company by an authorized person. If a partnership, please sign in partnership name by an authorized person.


Date
    --------------------------, 2004

Title
     --------------------------------------------------------------------------

Signature(s)
            -------------------------------------------------------------------

-------------------------------------------------------------------------------

If signing as attorney, executor, administrator, trustee or guardian on behalf of an entity (corporation, partnership, etc.), please indicate office or capacity.



                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

         PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.